Calculation of Filing Fee Tables
S-3
Ideal Power Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, par value $0.001 per share	457(o)
		Equity	Preferred stock, par value $0.001 per share	457(o)
		Equity	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	2	Unallocated (Universal) Shelf		457(o)			$ 67,261,522.35	0.0001381	$ 9,288.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common stock, par value $0.001 per share	415(a)(6)						S-3	333-292492	01/09/2026
Carry Forward Securities		Equity	Preferred stock, par value $0.001 per share	415(a)(6)						S-3	333-292492	01/09/2026
Carry Forward Securities		Equity	Warrants	415(a)(6)						S-3	333-292492	01/09/2026
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-292492	01/09/2026
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 7,738,477.65			S-3	333-292492	01/09/2026	$ 1,068.68
			Total Offering Amounts:				$ 75,000,000.00		$ 9,288.82
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,288.82
Offering Note
[1]	(3) On December 30, 2025, the registrant filed a Registration Statement on Form S-3 (File No. 333-292492) (the "Prior Registration Statement") with the Securities and Exchange Commission ("SEC"). The Prior Registration Statement was declared effective by the SEC on January 9, 2026. On February 25, 2026, the registrant filed a prospectus supplement pursuant to Rule 424(b)(5) to register the issuance of 3,505,855 shares of the registrant's common stock, par value $0.001 per share ("Common Stock"), pre-funded warrants to purchase up to 952,881 shares of Common Stock and up to 952,881 shares of Common Stock underlying the pre-funded warrants for a total price to the public of $12,261,524. The pre-funded warrants had an exercise price of $0.001 per share. On May 18, 2026, the registrant filed a prospectus supplement pursuant to Rule 424(b)(5) to register the issuance of 3,220,961 shares Common Stock, pre-funded warrants to purchase up to 2,070,044 shares of Common Stock and up to 2,070,044 shares of Common Stock underlying the pre-funded warrants for a total price to the public of $29,999,998.35. The pre-funded warrants had an exercise price of $0.001 per share. As of the date hereof, the registrant has not sold any additional securities registered for sale pursuant to the Prior Registration Statement. The registrant is registering the offer and sale of the remaining $7,738,477.65 that has not been sold pursuant to the Prior Registration Statement (the "Unsold Securities") in addition to $67,261,522,35 of new securities. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities under this registration statement.

[2]	(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, warrants to purchase common stock and preferred stock, and units comprised of one or more of the other securities that may be offered pursuant hereto to be sold by the registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date